UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 630-6357
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Greg Belinfanti as Director

On September 30, 2021, following the recommendation of the nominating and governance committee of AdaptHealth Corp. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Greg Belinfanti to the Board. Mr. Belinfanti will serve as a Class I director until his term expires at the 2023 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders. Mr. Belinfanti will serve on the executive committee, the compensation committee and the nominating and governance committee of the Board.

Mr. Belinfanti is a Senior Managing Director of One Equity Partners. Pursuant to that certain Investment Agreement, dated as of May 25, 2020, (the “Investment Agreement”) by and among the Company, OEP AHCO Investment Holdings, LLC, a Delaware limited liability company (“OEP”), and, solely for purposes of Section 3.10 thereof, One Equity Partners VII, L.P., a Delaware limited partnership, OEP has the right, subject to its continuing ownership of a minimum number of shares of the Company’s common stock, to nominate for election to the Board one individual designated by the Purchaser and one independent director nominated by the Company or the Board. The Company and OEP have agreed that, upon his appointment to the Board, Mr. Belinfanti will be OEP’s designee to the Board contemplated by the Investment Agreement in place of Brad Coppens, who will remain as a member of the Board.

Mr. Belinfanti will receive the same compensation opportunities as the Company’s other non-employee directors. The Board has determined that Mr. Belinfanti is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market. For more information on the Investment Agreement, please refer to the description thereof under the heading “Investment Agreement” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2020 and the full text of the Investment Agreement, which is attached as Exhibit 10.1 to such Current Report on Form 8-K.

There were no other arrangements or understandings between Mr. Belinfanti and any other person pursuant to which Mr. Belinfanti was selected as a director. Mr. Belinfanti has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 30, 2021, the Company entered into an indemnification agreement with Mr. Belinfanti in the form attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2019, which provides that, subject to limited exceptions, and among other things, the Company will indemnify Mr. Belinfanti to the fullest extent permitted by law for claims arising in his capacity as a director of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

99.1	Press Release dated September 30, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 4, 2021

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name: Jason Clemens
Title: Chief Financial Officer